UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: March 31, 2014 Estimated average burden hours per response. . . 5.0
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2012

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.
On May 15, 2012, TriMas Corporation (the “Company”) announced that, pursuant to the authorization of the Company’s Board of Directors, on May 11, 2012, the Company gave notice to The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, dated as of December 29, 2009 (the “Indenture”), governing the Company’s 9.75% Senior Secured Notes (the “Notes”) due 2017, of its intention to redeem a portion of the Notes outstanding on June 14, 2012 (the “Redemption Date”), in an aggregate principal amount of $50 million, pursuant to the optional redemption provisions in the Indenture. The redemption price for the redeemed Notes will be 109.750% of the principal amount plus all accrued and unpaid interest thereon to the Redemption Date.
Following the redemption, approximately $200 million in principal amount of the Notes will remain outstanding.
A copy of the press release announcing the redemption is attached as Exhibit 99.1 to this Form 8-K.
The press release attached hereto as Exhibit 99.1 shall not constitute an offer to sell, or the solicitation of an offer to buy, any of the Notes described therein.
Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued by TriMas Corporation on May 15, 2012, reporting its redemption of certain 9.75% Senior Secured Notes due 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date: May 15, 2012	By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Vice President, General Counsel and Corporate Secretary